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Exhibit 23(a)



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Ohio Casualty Corporation 2002 Stock Incentive Plan, of our report dated February 15, 2002, with respect to the consolidated financial statements and schedules of Ohio Casualty Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.




Cincinnati, Ohio                                Ernst & Young LLP
May 10, 2002